At a  meeting  held on April 12,  2000,  the Board of  Trustees  of  Oppenheimer
Trinity Growth Fund approved a reorganization transaction that will, if approved by shareholders, result in the transfer of the net assets of Oppenheimer Trinity
Growth Fund to Oppenheimer Large Cap Growth Fund, in exchange for an equal value of shares of Oppenheimer  Large Cap Growth Fund. The shares of Oppenheimer Large
Cap Growth Fund will then be  distributed  to  Oppenheimer  Trinity  Growth Fund shareholders and Oppenheimer Trinity Growth Fund will be liquidated.

These financial  statements set forth the unaudited pro forma combined Statement of Assets and  Liabilities  as of January 31, 2001,  and the unaudited pro forma combined  Statement of Operations  for the twelve month period ended January 31,
2001 for Oppenheimer Large Cap Growth Fund and Oppenheimer  Trinity Growth Fund,
as adjusted,  to give effect to the reorganization.  The Statement of Assets and
Liabilities  presents  the  transaction  as if  occurred at January 31, 2001 and reflects all costs  directly  attributed  to the  transaction.  The Statement of
Operations  presents the  transaction  as if it occurred at the beginning of the period and reflects all  adjustments  that will have a continuing  impact on the operations.

Forma Combining Statements of Assets and Liabilities January 31, 2001
Oppenheimer Large Cap Growth Fund and Oppenheimer Trinity Growth Fund

Oppenheimer            Oppenheimer        Combined
Large Cap           Trinity Growth        ProForma           Oppenheimer
Growth Fund             Fund (1)          Adjustments    Large Cap Growth Fund
(Unaudited)            (Unaudited)        (Unaudited)
-------------------------------------------------------------------------------
ASSETS:
Investments, at value (cost*)                    $26,959,375          $8,467,807                                        $35,427,182

Cash                                                     382                 297                                                679
Receivables:
Interest, dividends and principal paydowns             1,426               2,261                                              3,687
Shares of beneficial interest or capital stock sold   30,023             141,126                                            171,149
Other                                                 94,239               1,972                                             96,211
-------------------------------------------------------------------------------
Total assets                                     $27,085,445          $8,613,463                                        $35,698,908
-------------------------------------------------------------------------------
LIABILITIES:                                           .
Payables and other liabilities:
Investments purchased                                   -                 45,348                                             45,348
Shares of beneficial interest or capital stock redeemed  9,201            13,694                                             22,895
Trustees' and Directors' fees                           29,849               563                                             30,412
Legal and auditing fees                                 13,179             5,492                                             18,671
Distributions and service plan fees                      5,063             1,509                                              6,572
Transfer and shareholder servicing agent fees           90,104               -                                             90,104
Other                                                   34,814            14,772                                             49,586
-------------------------------------------------------------------------------
                                                                                                                                                                     --------------------------
Total liabilities                                      182,210            81,378                                            263,588
-------------------------------------------------------------------------------
NET ASSETS                                         $26,903,235        $8,532,085                                         35,435,320

COMPOSITION OF NET ASSETS:
Paid-in capital                     32,774,019 10,537,882 (2,120,184) 41,191,717
Par value of shares of capital stock
          Additional paid-in capital
Overdistributed net investment income (222,149)  (63,392)    63,392    (222,149)
Accumulated net realized loss from investments and
foreign currency transactions      (5,172,292)(2,056,792)  2,056,792 (5,172,292)
Net unrealized appreciation (depreciation) on investments
and translation of assets and liabilities denominated
in foreign currencies                           (476,343)                114,387                                          (361,956)
--------------------------------------------------------------------------------
NET ASSETS     $26,903,235             $8,532,085                   $35,435,320
================================================================================

Oppenheimer               Oppenheimer     Combined
Large Cap                Trinity Growth   ProForma           Oppenheimer
Growth Fund                 Fund (1)     Adjustments    Large Cap Growth Fund

     Net   Asset   Value   Per   Share   (Unaudited)   (Unaudited)   (Unaudited)
--------------------------------------------------------------------------

     Class A Shares:  Net asset value and  redemption  price per share (based on net assets of $14,211,441, $4,410,602 and $18,622,043 and 1,361,216, 482,092 and
1,783,687  shares of  beneficial  interest  or capital  shares  outstanding  for
Oppenheimer Large Cap Growth Fund,  Oppenheimer Trinity Growth Fund and Combined
Oppenheimer Large Cap Growth Fund, respectively) $10.44 $9.15 $10.44

     Maximum  offering  price per share  (net asset  value plus sales  charge of
5.75% of offering price) $11.08 $11.08

     Class B Shares:  Net asset value and  redemption  price per share (based on net assets of $10,537,648, $2,991,011 and $13,528,659 and 1,026,377, 330,682 and
1,317,615  shares of  beneficial  interest  or capital  shares  outstanding  for
Oppenheimer Large Cap Growth Fund,  Oppenheimer Trinity Growth Fund and Combined
Oppenheimer Large Cap Growth Fund, respectively) $10.27 $9.04 $10.27

     Class C Shares:  Net asset value and  redemption  price per share (based on net assets of $2,153,091,  $1,129,554  and  $3,282,645 and 209,631,  124,966 and
319,599  shares  of  beneficial  interest  or  capital  shares  outstanding  for
Oppenheimer Large Cap Growth Fund,  Oppenheimer Trinity Growth Fund and Combined
Oppenheimer Large Cap Growth Fund, respectively) $10.27 $9.04 $10.27

     Class Y Shares:  Net asset value and  redemption  price per share (based on net assets of $1,055,  $918 and $1,973 and 100, 100 and 187 shares of beneficial interest or capital shares  outstanding for  Oppenheimer  Large Cap Growth Fund,
Oppenheimer Trinity Growth Fund and Combined  Oppenheimer Large Cap Growth Fund,
respectively) $10.55 $9.18 $10.55

*Cost                                 $27,435,718             $8,353,420                                        $35,789,138
(1) Oppenheimer Trinity Growth Fund Class A shares will be exchanged for Oppenheimer Large Cap Growth Fund Class A shares. Oppenheimer Trinity Growth Fund Class B shares will be exchanged for Oppenheimer Large Cap Growth Fund Class B shares. Oppenheimer Trinity Growth Fund Class C shares will be exchanged for Oppenheimer Large Cap Growth Fund Class C shares. Oppenheimer Trinity Growth Fund Class Y shares will be exchanged for Oppenheimer Large Cap Growth Fund Class Y shares. Pro Forma Combining Statements of Operations For the Twelve Months Ended January 31, 2001
Oppenheimer          Oppenheimer        Combined
Large Cap           Trinity Growth      ProForma                Oppenheimer
Growth Fund               Fund         Adjustments         Large Cap Growth Fund
(Unaudited)            (Unaudited)                             (Unaudited)

INVESTMENT INCOME:
Interest               $46,696                $28,794           $75,490
Dividends              142,420                 63,160           205,580
                                                                                                                                            -------------------------
Total income           $189,116               $91,954           281,070
-------------------------------------------------------------------------------
EXPENSES:
Management fees         214,425                77,306           291,731
Distribution and service plan fees:
Class A                  31,850     6,436     16,947  (1)         55,233
Class B                 106,295    28,424    134,719
Class C                  21,721    11,589     33,310
Transfer and shareholder servicing agent fees  64,937             10,548                                             75,485
Shareholder reports      65,168    29,007    (14,986)  (2)        79,189
Legal and auditing fees  13,784    15,650    (15,650)  (3)        13,784
Insurance expenses        1,418       119      1,537
Trustees' or Directors' fees and expenses      20,541                678                                             21,219
Other                    15,223    13,383      28,606
     --------------------------------------------------------------------
Total expenses          555,362   193,140     (13,689)           734,813
     --------------------------------------------------------------------
Less expenses paid indirectly              -                      -                                                  -
    ---------------------------------------------------------------------
Net expenses            555,362   193,140     (13,689)           734,813
   -----------------------------------------------------------------------
NET INVESTMENT INCOME  ($366,246)  ($101,186)  13,689           (453,743)
                                                                                                                                            ---------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS):
Net realized gain (loss) from:
Investments                            (3,598,999)            (2,073,620)                                        (5,672,619)
        ---------------------------------------------------------------
Net realized loss                      (3,598,999)            (2,073,620)                                        (5,672,619)
------------------------------------------------------------------------
Net change in unrealized appreciation or depreciation on:
investments                            (1,373,965)                33,486                                        (1,340,479)
        ----------------------------------------------------------------
Net change                             (1,373,965)                33,486                                        (1,340,479)
Net realized and unrealized loss       (4,972,964)            (2,040,134)                                        (7,013,098)
 ----------------------------------------------------------------------------
NET DECREASE IN NET ASSET
RESULTING FROM OPERATIONS ($5,339,210)  ($2,141,320)   $13,689     ($7,466,841)
===============================================================================

(1)  Reflects the maximum service plan (12b-1) fee for Class A Shares.
(2)  Reflects elimination of duplicate printing fee.
(3)  Reflects elimination of duplicate legal, auditing and professional fees.